SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT — August 9, 2010
(Date of Earliest Event Reported)
COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596

(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039

(Address of principal executive offices)	Zip Code
Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 9, 2010, Columbia Laboratories, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Perry Partners International Inc. and Perry Partners, L.P. (collectively, “Perry”), pursuant to which the Company repurchased, at $0.90 per share, for an aggregate purchase price of approximately $3 million, 3,333,330 shares of its common stock, par value $0.01 per share (the “Shares”). The SPA is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Shares had been issued to Perry on July 2, 2010, as part of the consideration for the Company’s Convertible Subordinated Notes, due December 31, 2011, pursuant to the terms of a Note Purchase and Amendment Agreement, dated as of March 3, 2010, as previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2010.

Item 8.01	Other Events.
     On August 10, 2010, the Company issued a press release announcing the repurchase of 3,333,330 shares of its common stock pursuant to the SPA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of August 9, 2010
99.1	Press Release, dated August 10, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2010
COLUMBIA LABORATORIES, INC.
	By:	/S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of August 9, 2010
99.1	Press Release, dated August 10, 2010